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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                                   MARCH 1999

Sauer Inc.                                         U.S. Corporation                     Holding Company
   Sauer-Sundstrand Company                        U.S. Corporation                     Manufacturing

       SUSA Holding of LaSalle County, Inc.        U.S. Corporation                     Real Property Holding
       SUSA Holding of Story County, Inc.          U.S. Corporation                     Real Property Holding
       SUSA Holding of Stephenson County, Inc.     U.S. Corporation                     Real Property Holding

       Control Concepts, Inc.                      U.S. Corporation                     Manufacturing

       Hydro-Gear, Inc.                            U.S. Corporation                     Holding Company/General Partner

            Hydro-Gear Limited Partnership         U.S. Partnership                     Manufacturing

       Sauer-Sundstrand SpA                        Italy Corporation                    Manufacturing

       Sauer-Sundstrand Ltd.                       U.K. Corporation                     Manufacturing

            Sauer-Sundstrand GB Ltd.               U.K. Corporation                     Inactive

       Sauer-Sundstrand Ltda.                      Brazil Limited Liability Company     Sales Company

   Sauer-Sundstrand GmbH & Co.                     Germany Partnership                  Manufacturing

       Sauer-Sundstrand Benelux BV                 Netherlands Corporation              Sales Company
       Sauer-Sundstrand Benelux NV                 Belgium Corporation                  Sales Company
       Sauer-Sundstrand Iberica SA                 Spain Corporation                    Sales Company
       Sauer-Sundstrand Hydraulique SA             France Corporation                   Sales Company
       Sauer-Sundstrand Svenska AB                 Sweden Corporation                   Sales Company
       Sauer-Sundstrand Gesellschaft mbH           Austria Corporation                  Sales Company-Inactive
       Sauer-Sundstrand Slowakel s.r.o.            Slovakia Corporation                 Sales Company
       Sauer Informatik GmbH                       Germany Corporation                  Information Services
       Sauer Bibus GmbH                            Germany Corporation                  Sales Company

   Sauer-Sundstrand GmbH                           Germany Corporation                  Holding Company/Management

       Sauer Mechanika a.s.                        Slovakia Corporation                 Manufacturing
       Sauer Hydraulika a.s.                       Slovakia Corporation                 Manufacturing
       Sauer-Sundstrand Hydratec GmbH              Germany Corporation                  Sales Company-Inactive
       Sauer ZTS                                   Slovakia Corporation                 Manufacturing

   Sauer Shanghai Hydrostatic
     Transmission Co. Ltd.                         China Corporation                    Manufacturing
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